                                                        EXHIBIT C
                     STOCKHOLDERS AGREEMENT

     AGREEMENT dated as of October 8, 1992 by and among CELADON GROUP, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"); STEPHEN RUSSELL, whose mailing address is c/o the Corporation, 888 Seventh Avenue, New York, New York 10106 (hereinafter referred to as "Russell"); LEONARD R. BENNETT, whose mailing address is c/o the Corporation, 888 Seventh Avenue, New York, New York 10106 (hereinafter, together with Russell, referred to as the "Stockholders"); and HANSEATIC CORPORATION, a corporation duly organized and validly existing under the laws of the State of New York (hereinafter referred to as the "Purchaser").

                      W I T N E S S E T H :

     WHEREAS, the Stockholders are the principal stockholders of the Corporation, together owning in excess of a majority of the issued and outstanding shares of the common stock, $.01 par value
(hereinafter referred to as the "Common Stock"), of the Corporation; and

     WHEREAS, the Corporation and the Purchaser are parties to a Convertible Note Purchase Agreement dated as of September 16, 1992 (hereinafter referred to as the "Purchase Agreement"), providing, among other matters, for the issuance and delivery by the Corporation to the Purchaser of the Corporation's 9.25% Senior Subordinated Convertible Note dated this date (hereinafter referred to as the "Note") in the aggregate principal amount of $8,000,000, convertible into 2,436,796 shares of Common Stock, and its Warrants dated this date (hereinafter referred to as the "Warrants") exercisable with respect to 40,000 shares of Common Stock; and

     WHEREAS, it is a condition to the acquisition and acceptance by the Purchaser of the Note and the Warrants that the Corporation and the Stockholders execute and deliver this Agreement to the Purchaser;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained the parties hereto hereby agree as follows:

                            ARTICLE I

                       BOARD OF DIRECTORS

     The Corporation shall use its best efforts take all such action as may be necessary so that its Board of Directors shall, from and after the date hereof and until the Expiration Date (as hereinafter defined), at all times include one member who shall be selected by the Purchaser and reasonably satisfactory to the Cor-poration (and any successor or successors to such member who shall be selected by the Purchaser and reasonably satisfactory to the

Corporation), including, without limitation the expansion of the size of the current Board of Directors to include such designee (and any such successor or successors) and the nomination and recommendation for election and re-election, as the case may be, of such designee (and any such successor or successors); and the Stockholders, and each of them, agree that they will vote all shares of Common Stock owned by them, respectively, in favor of a Board of Directors that shall include such designee (and any such successor or successors), and take all such other action as may be necessary so that the Board of Directors of the Corporation shall be constituted as aforesaid. From and after the date hereof and until the Expiration Date, the Purchaser agrees that it will vote all shares of Common Stock owned by it in favor of a Board of Directors that shall include the Stockholders, and each of them; provided, however, that, in the event of the death of either Stockholder, the foregoing commitment contained in this sentence shall extend to such person (reasonably satisfactory to the Purchaser) as shall be selected by the holder or holders of a majority of shares of Common Stock held by such Stockholder on the date hereof, and any successor or successors to such member (reasonably satisfactory to the Purchaser), unless the Purchaser shall be reasonably uncertain as to the identity of such holder or holders. For purposes hereof, the "Expiration Date" shall mean the date on which the Purchaser owns, or has rights to obtain (by conversion of the Note and/or exercise of the Warrants and/or otherwise), in the aggregate fewer than 1,624,531 shares of Common Stock (such number of shares subject to appropriate adjustment for stock splits, stock dividends and recapitalizations of the Corporation).

                           ARTICLE II

                      SALE OF COMMON STOCK

     A. The Stockholders, and each of them, agree that no shares of Common Stock held thereby shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, whether voluntarily or by operation of law (including transfers by will or intestate succession), except as specifically provided under this Article II.

Any purported disposition of shares of Common Stock in violation of this Agreement shall be void.

     B. For purposes of this Agreement: (i) the term "Sale" shall mean (x) any voluntary transfer of shares of Common Stock for value, or (y) any transaction subject to the provisions of the Prior Stockholders Agreements (as hereinafter defined), or any of them; (ii) the term "Exempt Transaction" shall mean any Stockholder Sale or any transfer without consideration (including, without limitation, a transfer by gift, by will or the laws of descent or distribution), or any transfer by operation of law (including, without limitation, a statutory merger, consolidation or recapitalization); (iii) the term "Exempt Sale" shall mean any open market sale, subsequent to the Initial Public Offering Date (as hereinafter defined), effectuated in accordance with the provisions of Rule 144 promulgated by the Securities and Exchange Commission, or any successor to such rule; (iv) the term "Initial Public Offering Date" shall mean the date of delivery of the first shares of Common Stock sold to the public for cash through underwriters by means of a registration statement under the Securities Act of 1933, as amended (other than a registration statement on Form S-8 or equivalent form); and (v) the term "Stockholder Sale" shall mean any Sale by one Stockholder to another Stockholder (unless subject to the provisions of the Prior Stockholders Agreements, or any of them).

     C. In the event of Exempt Transaction, the transferee shall be bound by the terms of this Agreement as if it were the Stockholder from which the shares in such transfer were acquired; and, if the transfer is made by operation of law pursuant to a statutory merger, consolidation, recapitalization or similar transaction, then all the provisions of this Agreement shall continue to apply to the shares issued in exchange for the shares subject to the provisions of this Agreement.

     D. Without limiting in any manner the rights of the Purchaser set forth under Paragraph F of this Article II, if one or both of the Stockholders desires, directly or indirectly, to effectuate a Sale of any shares of Common Stock (including, without limitation, in any transaction or transactions subject to the provisions of the Prior Stockholders Agreements, or any of them, but other than an Exempt Sale or a Stockholder Sale), such Stockholder or Stockholders shall deliver written notice (hereinafter referred to as the "Sale Notice") of such intention to the Purchaser not less than 60 days prior to the consummation of such transaction, which shall set forth with reasonable specificity:

            (i) the name, address and principal business activity of the prospective purchaser (which may be an Eligible
     Stockholder (as hereinafter defined));

           (ii) the number of shares of Common Stock proposed to be sold;

          (iii) the manner in which the Sale is proposed to be made;

           (iv) the price at which or other consideration for which, and the material terms upon which, the Sale is proposed to be made; and

            (v) the date, time and place of such scheduled closing, if known.

The Stockholder or Stockholders delivering such Sale Notice shall also furnish to the Purchaser written evidence of any offer from any prospective purchaser together with the terms thereof, and with such additional information as the Purchaser may reasonably request.

     E. Upon receipt of a Sale Notice, the Purchaser, and any direct or indirect transferee (hereinafter referred to as an "Eligible Transferee") of shares of Common Stock issued by the Corporation to the Purchaser or of the Note or the Warrants, or any interest therein (other than a transferee who obtained such shares pursuant to a sale [within the meaning of Section 5 of the Securities Act of 1933, as amended] (x) effectuated in an open market transaction in accordance with the provisions of Rule 144 promulgated by the Securities and Exchange Commission, or any successor to such rule, or (y) otherwise constituting a public offering), shall have the right (hereinafter referred to as the "Sale Option") to require the inclusion in the Sale covered by such Sale Notice, on terms and conditions no less favorable than those afforded to the Stockholder or Stockholders delivering the Sale
Notice:
                (i) in the event the Sale Notice shall pertain to a controlling interest in the Corporation (which shall be defined as an interest that entails, directly or indirectly, the power to direct or cause the direction of the management and policies of the Corporation), all or any part of the shares of Common Stock owned by the Purchaser and/or any Eligible Transferee or issuable upon conversion of the Note or exercise of the Warrants; or

               (ii) in the event the Sale Notice shall not pertain to a controlling interest in the Corporation as aforesaid, all or any part of such number of shares of Common Stock owned by the Purchaser and/or any Eligible Transferee or issuable upon conversion of the Note or exercise of the Warrants equal to the product obtained by multiplying: (x) the aggregate number of shares covered by the Sale Notice by (y) a fraction, the numerator of which shall be the number of shares of Common Stock owned by the Purchaser and/or any Eligible Transferee participating in such Sale Note or issuable upon conversion of the Note or exercise of the Warrants (to the extent issuable to the Purchaser and/or any such Eligible Transferee) and the denominator of which shall be the sum of the numerator and the number of shares of Common Stock then owned by the Stockholder or Stockholders delivering the Sale Notice.

In the event of a proposed Sale pursuant to this Paragraph E, the parties shall use their best efforts and shall cooperate with one another to facilitate the Sale and to maximize the price to be obtained upon the Sale, including the execution and delivery of all required documents and instruments. Without limiting the generality of the foregoing, and in view of their obligations under the Prior Stockholders Agreements, and each of them, the

Stockholders, and each of them, shall ensure that any Sale or proposed Sale (including, without limitation, any Sale or proposed Sale under Sections 3, 4 or 5 of the Citicorp Stockholder Agreement [as hereinafter defined] in all respects is in accordance with the terms and provisions of this Agreement and the Prior Stockholders Agreements, and each of them, and is effective to discharge the obligations of the Stockholders, and each of them, hereunder and under the Prior Stockholders Agreements, and each of them.

     F. Alternatively, upon receipt of a Sale Notice, the Purchaser shall have the right (hereinafter referred to as the "Purchase Option"), but subject to any rights and options granted under the Citicorp Stockholder Agreement to Eligible Stockholders (as defined thereunder), to purchase all, but not less than all, shares of Common Stock specified in the Sale Notice at the price per share equal to the dollar value of the consideration per share set forth in the Sale Notice. In the event that such consideration consists, in whole or in part, of securities or other property, the dollar value thereof shall be the fair market value thereof on the date of the applicable Sale Notice, as the Stockholder or Stockholders delivering such Sale Notice and the Purchaser shall mutually agree, or, if such parties shall not forthwith agree thereon, pursuant to procedures substantially similar to those set forth under Paragraph (b) of Section 7.2 of the Purchase Agreement.

     G. Each Sale Option may be exercised by the Purchaser (or any Eligible Transferee, as the case may be) by giving written notice of exercise to the Stockholder or Stockholders delivering the Sale Notice within 30 days after the later of receipt of the Sale Notice or completion of the determination contemplated by the final sentence of Paragraph F immediately preceding; and each Purchase Option may be exercised by the Purchaser by giving written notice of exercise to the Stockholder or Stockholders delivering the Sale Notice within 30 days of the latest of receipt of the Sale Notice or completion of the determination contemplated by the final sentence of Paragraph F immediately preceding or the expiration of the aforesaid rights of the Eligible Stockholders. Upon receipt of such notice of exercise of the Purchase Option, the Stockholder or Stockholders delivering the Sale Notice shall forthwith, and in any event within 30 days, deliver to the Purchaser the certificates representing the shares to be purchased by the Purchaser and thereupon the Purchaser shall pay such Stockholder or Stockholders cash in the amount of the purchase price therefor. If the Purchaser shall not have exercised either such right and option within the time provided therefor, the Stockholder or Stockholders delivering the Sale Notice shall thereafter be free to effect the Sale specified in the Sale Notice, but only to the person or persons specified in the Sale Notice and in the manner and at the time specified in the Sale Notice and at the offer price or for the consideration and on the terms specified in the Sale Notice. If the Sale with respect to which the Sale Notice is given does not occur within the period specified therein (but no later than 120 days after the date of the Sale Notice), the shares of Common Stock proposed to be sold will again be subject to the notice and other provisions of this Article II.

     H. Without limiting any other provision herein, all the provisions of this Agreement shall apply to all shares of Common Stock now owned by the Stockholders, or each of them, or which may be issued hereafter to the Stockholders, or each of them, whether as a result of any purchase, exchange or reclassification of such stock, corporate reorganization or any other form of recapitalization, consolidation, merger, stock split or stock dividend, or which are acquired by the Stockholders, or each of them, in any other manner.

     I. Each stock certificate representing shares of the Stockholders, or either of them, subject hereto shall contain upon its face or upon the reverse side thereof a legend to the following effect:

          "This stock certificate represents shares which are subject to the terms and conditions of a Stockholders Agreement dated as of October 8, 1992 (a copy of which is on file at the principal office of the Corporation), and no sale, assignment, transfer, pledge, hypothecation or other disposition of such shares or any interest therein shall be made except in compliance with the terms and conditions of said Agreement."

                           ARTICLE III

                 REPRESENTATIONS AND WARRANTIES
                      OF THE STOCKHOLDERS

     Each Stockholder hereby represents, warrants and covenants, severally but not jointly, that:

     A. When executed and delivered by such Stockholder, this Agreement shall constitute the valid and legally binding obligations of such Stockholder enforceable against such Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by equitable principles of general applicability.

     B. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government, or governmental agency or instrumentality, domestic or foreign, binding upon such Stockholder, or conflict with or result in any breach of or event of termination under any of the terms of, or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to, the terms of any contract or agreement to which such Stockholder is a party or by which such Stockholder or any of his properties or assets is bound.

     C. Such Stockholder owns the number of shares of Common Stock set forth on Schedule II-3 to the Purchase Agreement free and clear of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature, except for:
(i) the Shareholders Agreement dated as of October 6, 1986 among the Corporation and each of the Stockholders; (ii) the Stockholders' Agreement dated as of April 7, 1988 (herein referred to as the "Citicorp Stockholders Agreement") among the Corporation, the Stockholders parties thereto and Citicorp Ventures Capital Ltd.; and (iii) the Co-Sale Agreement dated June 28, 1991 among the Corporation, each of the Stockholders and Compagnie Generale Calberson (the agreements under clauses (i), (ii) and (iii) immediately preceding herein referred to, collectively, as the "Prior Stockholders Agreements"). Such Stockholder shall not create any further charge or encumbrance of any nature on any shares subject to sale to the Purchaser hereunder that shall not expire upon such sale.

                           ARTICLE IV

                          MISCELLANEOUS

     A. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by telecopy (or like transmission), as follows:

               (1) if to the Corporation or either Stockholder:

                    888 Seventh Avenue
                    New York, New York 10106

                    Telecopy Number: (212) 315-5281

                    with a copy to:

                    Arnold S. Jacobs, Esq.
                    Shea & Gould
                    1251 Avenue of the Americas
                    New York, New York 10020-1193

                    Telecopy Number: (212) 840-6702

               (2) if to the Purchaser:

                    375 Park Avenue
                    New York, New York 10152

                    Telecopy Number: (212) 223-2425

                    with a copy to:

                    Howard Kailes, Esq
                    Krugman, Chapnick & Grimshaw
                    Park 80 West - Plaza Two
                    Saddle Brook, New Jersey  07662

                    Telecopy Number: (201) 845-9627


Any notice so addressed and mailed shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee. Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. The Stockholders, and each of them, hereby agree that copies of each and every notice, request or instruction delivered to them, or either of them, under the Prior Stockholders Agreements, or any of them, shall promptly be delivered to the Purchaser.

     B. This Agreement and the documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and supersede all prior understandings, arrangements and agreements with respect to the subject matter hereof. No modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

     C. Each of the parties hereto shall use such party's best efforts to take such actions as may be necessary or reasonably requested by the other parties hereto to carry out and consummate the transactions contemplated by this Agreement.

     D. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     E. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable in the case of agreements made and to be performed entirely within such State.

     F. The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

     G. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has duly executed by the parties hereto as of the date first above written.


ATTEST:                       CELADON GROUP, INC.


s/Richard Goldberg            By s/Stephen Russell
- --------------------------      -------------------------------
Secretary                       Chairman

ATTEST:                       HANSEATIC CORPORATION


s/Elizabeth M. Parella        By s/Paul A. Biddelman
- ---------------------------     -------------------------------
Secretary                       Treasurer

WITNESS:

s/Richard Goldberg            s/Stephen Russell
- ---------------------------   --------------------------------
                              Stephen Russell

WITNESS:

s/Richard Goldberg            s/Leonard R. Bennett
- ---------------------------   --------------------------------
                              Leonard R. Bennett

                            AMENDMENT

                               TO

                     STOCKHOLDERS AGREEMENT


     This Amendment to Stockholders Agreement (this "Amendment"), is entered into as of this 3rd day of July, 1996, by and among Celadon Group, Inc., a Delaware corporation ("Company"), Leonard
R. Bennett ("Bennett"), Stephen Russell ("Russell"), and Hanseatic Corporation, a New York corporation ("Hanseatic").

                      W I T N E S S E T H:

     WHEREAS, the Company, Bennett, Russell and Hanseatic are parties to that certain Stockholders Agreement, dated as of October 8, 1992 (the "Stockholders Agreement");

     WHEREAS, Bennett is entering into a Stock Purchase
Agreement, dated of even date herewith (the "Stock Purchase
Agreement"), with Peter Bennett, Russell, individually and as agent, and Hanseatic, individually and as agent; and

     WHEREAS, it is a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement that Bennett, the Company, Russell and Hanseatic enter into this Amendment, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in furtherance of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings given to such terms in the Stockholders Agreement.

     SECTION 2. The Stockholders Agreement shall be terminated with respect to Bennett and the terms and provisions thereof relating to Bennett shall be null and void and of no further effect effective as of the date hereof. Effective as of the date hereof, Bennett shall no longer be a party to the Stockholders Agreement and all references to "Bennett" shall be deleted and Bennett shall no longer be a Stockholder (as each term is defined in the Stockholders Agreement) under the Stockholders Agreement.

     SECTION 3.  References.  All references in the Stockholders
Agreement to "this Agreement" shall mean the Stockholders
Agreement as amended by this Amendment.

     SECTION 4.  Amendments.

     (a) From and after the date hereof, each and every reference in the Stockholders Agreement to the "the Purchaser" shall be deemed to be a reference to "Hanseatic".

     (b) Article I of the Stockholders Agreement shall be amended in its entirety to read as follows:

                            ARTICLE I

                       BOARD OF DIRECTORS

     The Corporation shall use its best efforts to take all such action as may be necessary so that its Board of Directors shall, from and after the date hereof and until the Expiration Date (as hereinafter defined), at all times include one member who shall be selected by Russell and one member who shall be selected by Hanseatic, each reasonably satisfactory to the Corporation (and any successor or successors to each such member who shall be reasonably satisfactory to the Corporation), including, without limitation, the nomination and recommendation for election and re-election, as the case may be, of such designees (and any such successor or successors); and each of Russell and Hanseatic agrees that he or it will vote all shares of Common Stock beneficially owned by him or it in favor of a Board of Directors that shall include such designees (and any such successor or successors), and take all such other action as may be necessary so that the Board of Directors of the Corporation shall be constituted as aforesaid; provided, however, that in the event of the death of Russell, the foregoing commitment contained in this sentence shall extend to such person (reasonably satisfactory to the Corporation) as shall be selected by the holder or holders of a majority of the shares of Common Stock held by Russell on the date hereof (reasonably satisfactory to the Corporation), unless Hanseatic shall be reasonably uncertain as to the identity of such holder or holders. For purposes hereof, the "Expiration Date" shall mean the date on which either Russell or Hanseatic, and their respective heirs, successors, personal or legal representatives, and assigns, shall beneficially own less than five per cent of the outstanding shares of Common Stock.

     SECTION 5. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the principles thereof relating to conflict of laws.

     SECTION 6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

     SECTION 7. No Other Amendments. Except as expressly amended hereby, the terms and conditions of the Stockholders
Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment as of the date first written above.


                         CELADON GROUP, INC.


                         By: s/Stephen Russell
                            -----------------------------------
                              Name: Stephen Russell
                              Title: Chairman


HANSEATIC CORPORATION


By: s/Paul A. Biddelman
   -----------------------------------
     Name: Paul A. Biddelman
     Title: Treasurer



s/Leonard Bennett
- --------------------------------------
Leonard Bennett


s/Stephen Russell
- --------------------------------------
Stephen Russell